Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF PBF ENERGY INC.

The unaudited pro forma consolidated financial statements are presented to show how PBF Energy Inc. (“PBF Energy” or the “Company”) might have looked if the acquisition of the ownership interests of Chalmette Refining, L.L.C. (“Chalmette Refining”), which owns the Chalmette refinery and related logistics assets (collectively, the “Chalmette Acquisition”), the consummation of the 2015 and 2014 secondary offerings of our Class A common stock (“the secondary offerings”), the consummation of the offering of the PBF Logistics LP (“PBFX”) 6.875% senior notes due 2023 (“PBFX Senior Notes”), the issuance of 11,500,000 shares of Class A common stock in a public offering in October 2015 (“October 2015 Equity Offering”), the consummation of the offering of PBF Holding Company LLC’s (“PBF Holding”) 7.00% senior secured notes due 2023 (the “2023 Notes”) and certain other transactions described below had occurred on the date and for the periods indicated below. We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements and the historical financial statements of Chalmette Refining.  In addition, we have supplementary included an earnings before interest, taxes, depreciation and amortization (“EBITDA”) reconciliation for Chalmette Refining based on its historical financial statements. The pro forma effect of the Chalmette Acquisition is based on the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The unaudited pro forma consolidated financial statements do not include the impact of the pending acquisition of the Torrance refinery announced on September 30, 2015.

We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements that give effect to the Chalmette Acquisition, the secondary offerings, the PBFX Senior Notes offering, the October 2015 Equity Offering, the 2023 Notes offering and certain other transactions described below. The unaudited pro forma consolidated balance sheet is based on the individual historical consolidated balance sheets of the Company and Chalmette Refining as of September 30, 2015 and has been prepared to reflect the Chalmette Acquisition as if it occurred on September 30, 2015 and gives effect to distributions made subsequent to September 30, 2015, by PBF Energy and by PBFX to its public holders of common units, borrowings incurred under our asset-backed revolving credit facility (the “Revolving Loan”) to fund the Chalmette Acquisition, the consummation of the PBFX Senior Notes offering, the 2023 Notes offering and the October 2015 Equity Offering. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 combines the historical results of operations of the Company and Chalmette Refining, as if the Chalmette Acquisition occurred on January 1, 2014 and gives effect to borrowings incurred under the Revolving Loan to fund the Chalmette Acquisition, the secondary offerings, the consummation of the PBFX Senior Notes offering and corresponding repayment of borrowings under the PBFX Revolving Credit Facility, the consummation of the 2023 Notes offering, and the October 2015 Equity Offering, as if they occurred on January 1, 2014.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and nine months ended September 30, 2015 do not reflect future events that may occur after the completion of the Chalmette Acquisition, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Chalmette Refining.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Chalmette Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

In order to prepare the pro forma financial information, we adjusted Chalmette Refining’s historical assets and liabilities to their estimated fair values in accordance with ASC 805 as a result of our closing of the Chalmette Acquisition on November 1, 2015. As of the date of this Current Report on Form 8-K/A, we have not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of Chalmette Refining’s assets acquired and the liabilities assumed and the related allocation of the purchase price, nor have we identified all adjustments necessary to conform Chalmette Refining’s accounting policies to our accounting policies. The determination of the fair value of Chalmette Refining’s assets and liabilities is ongoing and is expected to be completed for our December 31, 2015 fiscal year-end. As a result, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma consolidated financial statements. There can be no assurance that such finalization of the purchase price will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma consolidated financial statements.

Exhibit 99.1

The pro forma adjustments as of September 30, 2015 principally give effect to:

•	the closing of the Chalmette Acquisition and its associated impact on our balance sheet and statement of operations including borrowings under our Revolving Loan to fund the acquisition;

•	distributions and dividends made subsequent to September 30, 2015;

•	the October 2015 Equity Offering; and

•	the consummation of the offering of the 2023 Notes.

The pro forma adjustments for the year ended December 31, 2014 and for the nine months ended September 30, 2015 principally give effect to:

•	the closing of the Chalmette Acquisition and its associated impact on our statement of operations including borrowings under our Revolving Loan to fund the acquisition;

•	the consummation of the secondary offerings and the associated impact on income tax expense, the net income attributable to PBF Energy and the noncontrolling interest;

•	the consummation of the offering of the PBFX Senior Notes and corresponding repayment of borrowings under the PBFX Revolving Credit Facility; and

•	the consummation of the offering of the 2023 Notes.

Exhibit 99.1

Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2015
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Consolidated

	PBF Energy	Chalmette
ASSETS
Current assets:
Cash and cash equivalents	$472,829	$177,291	$—		$177,291	$(547,874)	(3)	$344,021	(5)	$896,638
								490,000	(6)
								(39,629)	(7)
Accounts receivable	395,624	92,327	—		92,327	(89,741)	(3)	—		398,210
Inventories	1,101,182	252,841	—		252,841	6,496	(3)	—		1,360,519
Deferred tax asset	262,542	—	—		—	—		—		262,542
Prepaid expense and other current assets	71,398	127,971	—		127,971	(131,758)	(3)	—		67,611
Total current assets	2,303,575	650,430	—		650,430	(762,877)		794,392		2,985,520

Property, plant and equipment, net	1,960,149	325,876	—		325,876	1,086	(3)	—		2,287,111
Deferred tax assets	297,783	—	—		—	—		—		297,783
Marketable securities	234,249	—	—		—	—		—		234,249
Deferred charges and other assets, net	311,420	4,517	30,156	(2)	34,673	(34,673)	(3)	10,000	(6)	321,420
Total assets	$5,107,176	$980,823	$30,156		$1,010,979	$(796,464)		$804,392		$6,126,083

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$212,772	$1,194,689	$—		$1,194,689	$(1,167,549)	(3)	$—		$239,912
Accrued expenses	819,730	—	—		—	12,413		177	(7)	832,320
Payable to related parties pursuant to tax receivable agreement	57,784	—	—		—	—		—		57,784
Deferred revenue	4,174	—	—		—	—		—		4,174
Total current liabilities	1,094,460	1,194,689	—		1,194,689	(1,155,136)		177		1,134,190

Delaware Economic Development Authority loan	8,000	—	—		—	—		—		8,000
Long-term debt	1,373,122	—	—		—	170,000	(3)	500,000	(6)	2,043,122
Payable to related parties pursuant to tax receivable agreement	677,592	—	—		—	—		—		677,592
Other long-term liabilities	63,032	1,565	—		1,565	(1,565)	(3)	—		63,032
Total liabilities	3,216,206	1,196,254	—		1,196,254	(986,701)		500,177		3,925,936

Commitments and contingencies

Equity:
Class A common stock	92	—	—		—	—		12	(5)	104
Class B common stock	—	—	—		—	—		—		—
Preferred stock	—	—	—		—	—		—		—
Members' Capital	—	(220,393)	30,156	(2)	(190,237)	190,237	(4)	—		—
Treasury stock, at cost	(150,804)	—	—		—	—		—		(150,804)
Additional paid in capital	1,558,237	—	—		—	—		344,009	(5)	1,902,246
Retained earnings/(accumulated deficit)	65,372	—	—		—	—		(29,296)	(7)	36,076
Accumulated other comprehensive income/(loss)	(24,052)	—	—		—	—		—		(24,052)
Total equity	1,448,845	(220,393)	30,156		(190,237)	190,237		314,725		1,763,570
Noncontrolling interests	442,125	4,962	—		4,962	—		(10,510)	(7)	436,577
Total Equity	1,890,970	(215,431)	30,156		(185,275)	190,237		304,215		2,200,147
Total Liabilities and Equity	$5,107,176	$980,823	$30,156		$1,010,979	$(796,464)		$804,392		$6,126,083

Exhibit 99.1

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1.
We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF Energy and Chalmette Refining and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF Energy included a review of the summary of significant accounting policies disclosed in Chalmette Refining’s audited financial statements and discussions with Chalmette Refining’s management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with Chalmette Refining’s management and are in the process of evaluating the impact of Chalmette Refining’s accounting policies on its historical results following the close of the acquisition on November 1, 2015, our best estimate of the differences we have identified to date are included in Note 2 and Note 8 below.

2.
Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with their historical accounting policy and adjusted based on PBF Energy’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with the Company’s policy.

3.
Represents cash consideration transferred of $555.1 million for the Chalmette Acquisition at closing, which was funded through cash on hand and a borrowing incurred under PBF Holding’s Revolving Loan in addition to the $10.0 million of cash that had been previously deposited and included in prepaid expense and other assets of PBF Energy, and the estimated preliminary fair value of the net assets acquired as follows:

(in Thousands)
Cash	$14,500
Accounts receivable	2,586
Inventories	259,337
Prepaid expenses and other current assets	6,213
Property, plant and equipment	322,000
Accounts payable and accrued expenses	(39,553)
Estimated fair value of net assets acquired	$565,083

These pro forma acquisition adjustments reflect the reversal of Chalmette Refining’s historical assets and liabilities as of September 30, 2015 and the recording of the estimated preliminary purchase price allocation of the fair value of the net assets acquired from Chalmette Refining as shown above. This preliminary purchase price allocation estimate is based on PBF Energy’s initial estimates at closing and final allocations are subject to the terms of the sale and purchase agreement. The fair values of the accounts receivable, prepaid expenses and other current assets and accounts payable and accrued expenses are estimated to approximate their carrying value and are based on the estimated working capital acquired at closing. The fair value of inventory is based on the estimated quantities acquired at closing using estimated market prices. The fair value of property, plant and equipment is largely based on the acquisition purchase price of the assets. These amounts may change and may change materially at the time the Chalmette Acquisition purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the close of the acquisition. PBF Energy anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, inventory, property, plant and equipment and other potential intangible assets. The valuations are being performed by a third-party valuation specialist based on valuation techniques that PBF Energy deems appropriate for measuring the fair value of the assets acquired and liabilities assumed.

The final acquisition consideration, and amounts allocated to assets acquired and liabilities assumed in the acquisition could differ materially from the amounts presented in these unaudited pro forma consolidated financial statements.

The pro forma adjustment for Property, plant and equipment includes the reversal of the historical book value of such assets and the recording of the fair value determined by the preliminary purchase price allocation. Property, plant and equipment is shown net of $5.0 million of non-controlling interest acquired. In addition, the balance related to capitalized

Exhibit 99.1

refinery turnaround costs in Deferred charges and other assets, net was also reversed as an acquisition adjustment in conjunction with the preliminary purchase price allocation.

The pro forma net cash adjustment includes the impacts of the following (in thousands):

Cash paid for Chalmette Acquisition	$(555,083)
Reversal of Chalmette Refining historical cash balance	(177,291)
Proceeds from Revolving Loan borrowings in connection with the Chalmette Acquisition	170,000
Acquired working capital cash in Chalmette Acquisition	14,500
Total pro forma cash adjustment	$(547,874)

4.	Reflects the elimination of Chalmette Refining’s Members’ Capital Deficit in connection with PBF Energy’s initial purchase price accounting adjustments.

5.	Represents adjustments to equity for the October 2015 Equity Offering reflecting par value for Class A common stock outstanding following the offering and related Additional paid-in capital.

6.
Represents proceeds received from the issuance of the $500.0 million secured notes issued in connection with the 2023 Notes offering. These notes mature in 2023 and are net of estimated financing costs of $10.0 million which were capitalized and will be subsequently amortized.

7.
Reflects the net effect on cash and cash equivalents, retained earnings and noncontrolling interest of the payment of aggregate distributions made subsequent to September 30, 2015. PBF Holding made aggregate distributions of $82.6 million to PBF LLC. PBF LLC in turn distributed $78.5 million to PBF Energy (of which $29.3 million was used to pay on November 24, 2015 its previously declared cash dividend of $0.30 per share of Class A common stock) and $4.1 million to its other members. In addition, on November 30, 2015, PBF Logistics made a distribution of $13.9 million ($0.37 per unit) to holders of its common and subordinated units and incentive distribution rights (“IDRs”), of which $7.6 million was paid to PBF LLC. The effects of these distributions and dividends on PBF Energy would decrease cash and cash equivalents by $39.6 million, increase in accrued expenses of $0.2 million, decrease retained earnings by $29.3 million and decrease noncontrolling interests by $10.5 million.

Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2014
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated

	PBF Energy	Chalmette

Revenues	$19,828,155	$6,857,506	$—		$6,857,506	$—		$—		$26,685,661

Cost and expenses:
Cost of sales, excluding depreciation	18,471,203	6,673,711	(339,961)	(8)	6,333,750	—		—		24,804,953
Operating expenses, excluding depreciation	883,140	—	378,140	(8)	378,140	—		—		1,261,280
General and administrative expenses	143,671	174,054	(132,342)	(8)	41,712	—		—		185,383
Gain on sale of assets	(895)	—	—		—	—		—		(895)
Depreciation and amortization expense	180,382	49,336	5,483	(8)	54,819	(33,022)	(9)	—		202,179
	19,677,501	6,897,101	(88,680)		6,808,421	(33,022)		—		26,452,900

Income (loss) from operations	150,654	(39,595)	88,680		49,085	33,022		—		232,761

Other income (expense)
Change in fair value of catalyst lease	3,969	—	—		—	—		—		3,969
Interest expense, net	(98,764)	299	(48,309)	(8)	(48,010)	(5,831)	(10)	(61,314)	(12)	(213,919)
Income (loss) before income taxes	55,859	(39,296)	40,371		1,075	27,191		(61,314)		22,811
Income tax (benefit) expense	(22,412)	—	1,991	(8)	1,991	9,898	(11)	20,022	(11)	9,499
Net income (loss)	78,271	(39,296)	38,380		(916)	17,293		(81,336)		13,312

Less: net income (loss) attributable to noncontrolling interests	116,508	362	—		362	1,292	(11)	(113,653)	(11)	4,509
Net (loss) income attributable to PBF Energy Inc.	(38,237)	(39,658)	38,380		(1,278)	16,001		32,317		8,803

Weighted-average shares of Class A common stock outstanding
Basic	74,464,494							27,362,188	(13)	101,826,682
Diluted	74,464,494							27,879,826	(13)	102,344,320

Net (loss) income available to Class A common stock per share:
Basic	(0.51)									0.09
Diluted	(0.51)									0.09

Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2015
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated

	PBF Energy	Chalmette

Revenues	$9,763,440	$3,388,258	$—		$3,388,258	$—		$—		$13,151,698

Cost and expenses:
Cost of sales, excluding depreciation	8,319,404	2,961,695	(196,597)	(8)	2,765,098	—		—		11,084,502
Operating expenses, excluding depreciation	635,948	—	263,700	(8)	263,700	—		—		899,648
General and administrative expenses	128,562	134,438	(105,703)	(8)	28,735	—		—		157,297
Gain on sale of assets	(1,133)	—	—		—	—		—		(1,133)
Depreciation and amortization expense	144,401	38,934	8,224	(8)	47,158	(30,810)	(9)	—		160,749
Impairment	—	405,408	—		405,408	(405,408)	(9)	—		—
	9,227,182	3,540,475	(30,376)		3,510,099	(436,218)		—		12,301,063

Income (loss) from operations	536,258	(152,217)	30,376		(121,841)	436,218		—		850,635

Other income (expense)
Change in fair value of catalyst lease	8,982	—	—		—	—		—		8,982
Interest expense, net	(77,094)	109	(36,782)	(8)	(36,673)	(4,373)	(10)	(34,016)	(12)	(152,156)
Income (loss) before income taxes	468,146	(152,108)	(6,406)		(158,514)	431,845		(34,016)		707,461
Income tax (benefit) expense	151,072	—	1,819	(8)	1,819	103,459	(11)	(10,384)	(11)	245,966
Net income (loss)	317,074	(152,108)	(8,225)		(160,333)	328,386		(23,632)		461,495

Less: net income (loss) attributable to noncontrolling interests	51,144	646	—		646	13,507	(11)	(4,700)	(11)	60,597
Net income (loss) attributable to PBF Energy Inc.	265,930	(152,754)	(8,225)		(160,979)	314,879		(18,932)		400,898

Weighted-average shares of Class A common stock outstanding:
Basic	85,401,028							11,500,000	(14)	96,901,028
Diluted	91,557,371							11,500,000	(14)	103,057,371

Net (loss) income available to Class A common stock per share:
Basic	3.11									4.14
Diluted	3.06									4.07

Exhibit 99.1

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

8.
Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with its historical accounting policy in order to conform to PBF Energy’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with the Company’s policy.

This adjustment also reflects certain reclassification adjustments to conform to the Company’s income statement presentation. For the 2014 year ended consolidated statement of operations, this adjustment includes a reclassification of $340.0 million from cost of sales to operating expenses, excluding depreciation and $132.3 million from general and administrative expenses including $82.1 million to operating expenses, excluding depreciation, $48.3 million to interest expense, net and $2.0 million to income tax expense. For the nine months ended September 30, 2015 condensed consolidated statement of operations, this adjustment includes a reclassification of $196.6 million from cost of sales to operating expenses, excluding depreciation and $105.7 million from general and administrative expenses including $67.1 million to operating expenses, excluding depreciation, $36.8 million to interest expense, net and $1.8 million to income tax expense.

9.
Represents the estimated depreciation expense resulting from the assumed fair value of property, plant and equipment acquired through the Chalmette Acquisition using a 20 year useful life for assets acquired. Also reflects the reversal of the impairment charge recorded by Chalmette Refining which would not be applicable since property, plant & equipment would be recorded at fair value in connection with the Company’s preliminary purchase price allocation.

10.	Represents assumed interest expense incurred in connection with the $170.0 million borrowing under the Company’s Revolving Loan, which was used in part to fund the Chalmette Acquisition.

11.	Reflects the impact on PBF Energy’s net income attributable to noncontrolling interests and income tax expense based on a noncontrolling interest of 5.9% and a tax rate of 40.2%.

12.
Represents assumed interest expense associated with the $500.0 million of 7.00% secured notes in connection with the 2023 Notes offering and $350.0 million of 6.875% senior notes in connection with the PBFX Senior Notes offering. Also, includes a decrease in interest expenses associated with the repayment of the PBFX Revolving Credit Facility of $275.1 million. In addition, includes the assumed amortization of estimated deferred financing costs incurred in connection with the issuance of the 2023 Notes and the PBFX Senior Notes.

13.	Includes the impact of shares issued in connection with the October 2015 Equity Offering (11,500,000 shares), treasury share activity and the dilutive effect on stock options and warrants.

14.	Includes the impact of shares issued in connection with the October 2015 Equity Offering (11,500,000 shares).

Exhibit 99.1

Chalmette Refining Reconciliation of Net Income to EBITDA
(in thousands)

	Nine months ended September 30, 2015	Year ended December 31, 2014
Net income (loss)	$(152,107)	$(39,296)
Add: Interest expense, net	(109)	(299)
Add: Depreciation amd amortization expense	38,934	49,336
Add: Financing fees included in General and Administrative expense	36,782	48,309
Chalmette Refining EBITDA	(76,500)	58,050
Add: Impairment	405,408	—
Chalmette Refining EBITDA excluding Impairments	$328,908	$58,050

EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) is a supplemental measure of performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We use this non-GAAP financial measure as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA is a measure of operating performance that is not defined by GAAP and should not be considered a substitute for net income as determined in accordance with GAAP. In addition, because EBITDA is not calculated in the same manner by all companies, it is not necessarily comparable to other similarly titled measures used by other companies. EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The non-GAAP measure presented includes EBITDA excluding impairment charge. Chalmette Refining recorded an impairment charge of $405.4 million to reduce the carrying amount of property, plant, and equipment to its fair value during the nine months ended September 30, 2015. Although we believe that EBITDA excluding the impact of impairment provides useful supplemental information to investors regarding the results and performance of Chalmette Refining and allows for more useful period-over-period comparisons, such non-GAAP measure should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.